UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant To Section 13 Or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report - April 25, 2003
                        (Date of Earliest Event Reported)

                                   WICKES INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-14967



         Delaware                                              36-35544758
---------------------------                               ----------------------
(State of Incorporation)                                    (I.R.S. Employer
                                                            Identification No.)


706 North Deerpath Drive, Vernon Hills, Illinois                    60061
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:            (847) 367-3400




Item. 5 Other Events.



                      Jim O'Grady Returns as New President
                                 of Wickes Inc.


April 25, 2003, Vernon Hills, IL - Wickes Inc. (Nasdaq:WIKS), under the direction of the company's Chairman of the Board, Robert E. Mulcahy III, today announced the selection of Jim O'Grady as the new President and Chief Executive Officer of Wickes Lumber. Most recently Mr. O'Grady was Vice President of Operations at Hope Lumber and Supply Company.

Mr. Mulcahy stated, "I am very pleased that Jim has accepted this offer to return to Wickes. Mr. O'Grady is a highly respected and well-known veteran in the industry who brings to Wickes 25 years of solid operational and sound management experience. Wickes is pleased to have Jim return in this capacity as part of the company's strategic restructuring plan. I look forward to working in partnership with him."

Reporting to the President and CEO will be Jim Hopwood, Senior Vice President of Finance, Jim Frank, Senior Vice President of Sales, Merchandising and Marketing, and Jim Detmer, Senior Vice President of Distribution and Manufacturing.

Jim O'Grady earned a Bachelor of Science degree in Business Administration from Elmhurst College. Having followed in the footsteps of his father, Jim joined Wickes in 1977 as an hourly sales associate in Saginaw, MI. Through the years he held many positions in management specifically including Center Manager, Zone Manager, District Manager, District Vice President, and most recently as Senior Vice President of Operations for Wickes prior to leaving the company in May 2002.